Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES/OXLEY ACT OF 2002

In connection with the quarterly report of Medical Solutions Management Inc. (the “Company”) on Form 10-QSB for the nine months ended September 30, 2006 as filed with the Securities and Exchange Commission (the “Report”), I, Brian Lesperance, President and Treasurer (principal executive officer and principal accounting and finance officer) of the Company certify, pursuant to Section 1350 of Chapter 63 of Title 18, United States Code, that this Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906 Sarbanes-Oxley Act of 2002 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

Date: November 14, 2006	/s/ Brian Lesperance
Brian Lesperance
President and Treasurer
(principal executive officer and principal accounting and finance officer)